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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-84679 and No. 333-31298) of FutureLink Corp. pertaining to the FutureLink Distribution Corp. Stock Option Plan and the FutureLink Corp. Stock Option Plan of our report dated March 14, 2000, except for Notes 13 and 16, as to which the date is April 29, 2000, with respect to the consolidated financial statements of FutureLink Corp. included in the Annual Report on Form 10-KSB for the year ended December 31, 1999, as amended, included in this Form 10-KSB/A.


                                          /s/ ERNST & YOUNG LLP

Orange County, California

May 30, 2000